Exhibit 99.1

Schedule of Independent Contractors, Consideration Paid and Number of Shares Issued

Name	Total Compensation	Total Shares

Alvarez, Kimberly	$5,679.38	317,284
Alvarez, Mario	$127,685.67	7,133,278
Alvarez, Nathan	$13,428.15	750,176
Alvarez, Ryan	$27,750.58	1,550,312
Alvarez, Stephanie	$3,945.17	220,401
Arana, Jose A.	$17,180.23	959,789
Bursztyn, Leon	$8,978.27	501,579
Butler, Domenico DiGianvito	$32,500.00	1,815,642
Chen, Robert	$17,451.08	974,921
Crooks, Karl	$24,900.00	1,391,061
Fields, Mark	$25,000.00	1,396,648
Gutierrez, Isidoro	$48,825.85	2,727,701
Gutierrez, Jaysen	$5,844.88	326,530
Gutierrez, Richard	$38,659.35	2,159,740
Hobbs, Kenneth	$22,279.98	1,244,692
Jones, Leslie A.	$21,255.12	1,187,437
Matula, Tim	$12,137.00	678,045
McCarty, Steven	$24,900.00	1,391,061
McEwen, David S.	$32,022.54	1,788,969
Mulligan, Susan	$9,000.00	502,793
Ribboty, Ricardo	$5,000.00	279,330
Schottland, Jeffrey	$24,900.00	1,391,061
Schwarz, Oliver	$25,168.24	1,406,047
Smith, Steve O.	$12,425.57	694,166
Stjepovic, Snezana	$9,375.00	523,743
Stowell, Ann	$9,782.39	546,502
Trujillo, Carlos	$47,606.88	2,659,602
Waggoner, Kenneth	$44,342.73	2,477,247
Yang, James (Shih-Hsiung)	$6,666.66	372,439

Totals	$704,690.72	39,368,196